UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2022

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

On March 17, 2022, Luna Innovations Incorporated (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The dismissal of Grant Thornton was approved by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company. The reports of Grant Thornton on the financial statements of the Company as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On March 22, 2022, in connection with the Company’s dismissal of Grant Thornton, the Company engaged Ernst & Young LLP (“EY”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2022. The decision to retain EY was approved by the Audit Committee, after taking into account the results of a competitive review process and other business factors.

During the years ended December 31, 2020 and 2021 and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except for the following event. As disclosed in Part II Item 9A of the Company’s Form 10-K for the year ended December 31, 2020, the Company’s management determined that the Company’s disclosure controls and procedures were not effective as of the end of such period, which was the result of a late Form 8-K/A filing related to the Company’s acquisition of OptaSense Holdings Limited.

This issue with the Company's disclosure controls and procedures has been remediated as of the date of this Current Report on Form 8-K.

The Audit Committee discussed the subject matter of this reportable event with Grant Thornton. The Company has authorized Grant Thornton to respond fully and without limitation to all requests of EY concerning all matters related to the periods audited by Grant Thornton, including with respect to the subject matter of this reportable event.

The Company has provided Grant Thornton with a copy of the disclosures in this Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and has requested Grant Thornton furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 23, 2022 is filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2020 and 2021 and the subsequent interim period through March 22, 2022, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements and, neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

Exhibit	Description

16.1	Letter from Grant Thornton LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: March 23, 2022